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                                                                    EXHIBIT 23.2



                                [Letterhead]




                            ACCOUNTANTS' CONSENT

     We consent to the inclusion in this registration statement, on Form S-1, to be filed on or about October 11, 1996 for the issuance of $100,000,000 of subordinated debentures due 2003 and 3,067,485 of common shares, of our report dated February 17, 1995 on our audit of the financial statements of First Security Mortgage Corporation for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".

                                        /s/ SCOTT & HOLLOWAY, L.L.P.

Columbia, South Carolina
October 10, 1996